Exhibit 32

Written Statement of Chief Executive Officer and Interim Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Interim Chief Financial Officer of VIA NET.WORKS, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-Q of the Company for the period ended March 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(b) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rhett S. Williams
Rhett S. Williams
Chief Executive Officer
May 13, 2004

/s/ Cameron Mackenzie
Cameron Mackenzie
Interim Chief Financial Officer
May 13, 2004